Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 27, 2007, accompanying the financial statements and supplemental information of Wayne Savings 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2006.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of Wayne Savings Bancshares, Inc. on Form S-8 (file No. 333-105845 effective June 5, 2003).

/s/GRANT THORNTON LLP

Cincinnati, Ohio
June 27, 2007